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                                                                    EXHIBIT 23.2




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Transkaryotic Therapies, Inc. for the registration of 86,785 shares of its common stock and to the incorporation by reference therein of our report dated February 14, 1997, with respect to the financial statements included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                        /s/ ERNST & YOUNG LLP


Boston, Massachusetts
October 31, 1997